Exhibit 99.1
Contact: Michael Sabella
Vice President, Investor Relations
(281) 885-7589

Patterson-UTI Energy Reports Financial Results for the Quarter Ended June 30, 2026

HOUSTON, Texas – July 29, 2026 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Financial Results and Other Key Items
•Second Quarter 2026 Total Revenue of $1.2 billion, a 10% sequential increase
•Second Quarter 2026 Net Loss Attributable to Common Stockholders of $20 million
◦Adjusted Net Income(1) Attributable to Common Stockholders of $1 million; excludes a $21 million non-cash charge associated with the exit of our Contract Drilling operations in Colombia and a $5 million non-cash write down of other noncontrolling investments
•Second Quarter 2026 Adjusted EBITDA(2) of $232 million
•Expecting further growth in Drilling and Completion activity and pricing in the third quarter
•Declared a quarterly dividend of $0.10 per share, payable on September 15, 2026 to holders of record as of September 1, 2026

Management Commentary

“We delivered a strong quarter, with a positive inflection in activity and momentum building across each of our businesses as we moved through the second quarter and into the third,” said Andy Hendricks, Chief Executive Officer. “Our team executed very well, customer activity is growing, and the U.S. onshore market is responding to a more constructive commodity price environment. These results reflect the strategic investments we have made to position Patterson-UTI as a premier oilfield services company across each of our core businesses. Importantly, this second quarter performance was achieved without the benefit of the additional growth capital investments announced during the quarter. We expect those investments to support continued growth into 2027 and beyond, while further strengthening our technology leadership.”

“Commodity volatility has continued into the third quarter amid ongoing geopolitical uncertainty, but the broader market backdrop has become increasingly constructive,” continued Mr. Hendricks. “Higher commodity prices contributed to increased U.S. onshore drilling activity during the second quarter, and that momentum has carried into the third. As the quarter progresses, we expect both drilling and completion activity to continue building. In Drilling Services, we have already signed contracts for additional rigs and are advancing the reactivation and upgrade work needed to activate those rigs. In Completion Services, our fleet was effectively sold out prior to industry activity increasing, and customer discussions around price increases remain very constructive, along with growing interest in our new Emerald natural gas direct drive technology and the added value of our integrated completion services. Taken together, these trends reinforce our confidence in the trajectory of our businesses and our ability to deliver additional returns for investors.”

“Activity is ramping faster than we initially expected, and we are moving decisively to capture opportunities that should create meaningful long-term value for Patterson-UTI,” said Andy Smith, Chief Financial Officer. “Seasonally, working capital in the first half is typically a use of cash for the company, and the stronger pace of activity required a larger working capital investment in the first half of the year as we supported higher customer demand. Working capital typically reverses somewhat in the second half. Importantly, even as we fund working capital and capital investments that strengthen earnings power over time, we still expect full-year 2026 free cash flow to more than cover our 2026 dividend payments, and we expect free cash flow to improve in 2027.”

Drilling Services

Second quarter Drilling Services revenue was $374 million, and adjusted gross profit(3) was $114 million. During the quarter, we made the decision to exit our Contract Drilling operations in Colombia, where we operated less than one rig on average during the period. In connection with this decision, our Direct Operating Costs include a non-cash charge of approximately $20 million, primarily related to the write-down of inventory that supported older rig technology in Colombia and the write-down of other assets in the country. Excluding these items, Drilling Services adjusted gross profit would have been $134 million.

U.S. Contract Drilling operating days totaled 8,361 during the second quarter, with an average of 92 rigs operating during the period. Activity strengthened as the quarter progressed, and we exited the quarter with 96 rigs operating. Higher demand, together with growing customer interest in structural rig upgrades, supported approximately 10-15% pricing increases on recently awarded term contracts compared to levels at the start of the year. Directional Drilling also delivered a strong quarter, driven in part by continued growth in our downhole motor rental business.

Completion Services

Second quarter Completion Services revenue totaled $754 million, with adjusted gross profit of $123 million.

Completion Services delivered stronger second quarter results, driven by high pressure pumping utilization, improved pricing, and continued growth in our integrated service offering. Industry capacity remained tight throughout the quarter, and the recent increase in rig count has not yet fully flowed through to completion demand, which typically follows drilling activity with a three- to six-month lag. Against this strengthening backdrop, revenue per pump hour increased by a mid-single digit percentage sequentially, on average, supported by improved core pressure pumping pricing and a higher contribution from integrated completion services. Adjusted gross profit increased across all service lines, with the strongest percentage increase coming from our Power Solutions natural gas fueling business.

Drilling Products

Second quarter Drilling Products revenue totaled $91 million, with adjusted gross profit of $37 million.

Drilling Products delivered its strongest quarterly revenue since Patterson-UTI completed the Ulterra acquisition in 2023, overcoming challenges in the Middle East, our largest international market, and the seasonal spring breakup in Canada. International revenue reached a company record, while U.S. revenue per industry rig approached record levels, reflecting strong execution across multiple points in the rig-count cycle.

Other

Second quarter Other revenue totaled $9 million, with adjusted gross profit of $7 million.

Outlook

In Drilling Services, we expect our average U.S. rig count to be approximately 100 in the third quarter, and we expect to exit the quarter higher than the quarterly average. Results should also benefit from a full quarter of the higher pricing achieved during the second quarter as well as additional pricing improvements in the third quarter. Overall, we expect Drilling Services adjusted gross profit to be approximately $145 million in the third quarter.

In Completion Services, we expect third quarter adjusted gross profit to be approximately $140 million, supported by near-full utilization across our active frac equipment and additional pricing improvement compared to the second quarter. While we increased our capital expenditure budget during the second quarter, our strategy remains focused on high-return, 100% natural gas, Emerald investments and disciplined fleet management. We will continue decommissioning diesel assets over time, and we do not expect active horsepower to increase during the second half of 2026.

In Drilling Products, we expect third quarter adjusted gross profit to be approximately $40 million, driven by higher drilling activity in the United States, and the seasonal recovery from spring breakup in Canada.

We expect Other adjusted gross profit in the third quarter to be approximately $5 million.

For the third quarter, we expect general and administrative expense to be approximately $70 million and depreciation, depletion, amortization, and impairment expense to be approximately $225 million.

Consistent with our update during the second quarter, total capital expenditures, net of asset sales, are still expected to be approximately $600 million in 2026.

Except for cash dividends per common share, all references to “per share” in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

Second Quarter Earnings Conference Call

The Company’s quarterly conference call to discuss the operating results for the quarter ended June 30, 2026, is scheduled for July 30, 2026, at 9:00 a.m. Central Time. The dial-in information for participants is (833) 461-5787 (Domestic) and (585) 542-9983 (International). The Meeting ID for both numbers is 227633549. The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at investor.patenergy.com. A webcast replay of the conference call will be on the Company’s website for one year.

About Patterson-UTI

Patterson-UTI is a leading provider of drilling and completion services to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling services, integrated well completion services and directional drilling services in the United States, and specialized bit solutions in the United States, Middle East and many other regions around the world. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's current beliefs, expectations or intentions regarding future events. Words such as “anticipate,” “believe,” “budgeted,” "continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “pursue,” “see,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including, without limitation, statements regarding Patterson-UTI's future expectations, beliefs, plans, strategy, objectives, financial conditions, operations outlook, assumptions or future events or performance, activity levels, active rig count projections, contract terms, capex spending and budgets, future cash flow, future use of generated cash flow, customer demand, future commodity prices, outlook for international and domestic markets, and timing and amount of dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements. For information regarding risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in Patterson-UTI’s SEC filings, including but not limited to its Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q.

Additional information concerning risks and uncertainties associated with Patterson-UTI’s business is contained from time to time in Patterson-UTI's SEC filings. Patterson-UTI's filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI's website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

Non-GAAP Financial Measures

(1) Adjusted net income (loss) is considered a Non-GAAP Financial Measure. See non-GAAP Financial Measures below for a reconciliation of GAAP Net income (loss) to Adjusted net income (loss).

(2) Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by GAAP. See Non-GAAP Financial Measures below for a reconciliation of net income to Adjusted EBITDA.

(3) Adjusted gross profit is considered a non-GAAP financial measure. See Non-GAAP Financial Measures below for a reconciliation of GAAP gross profit to adjusted gross profit by segment.

PATTERSON-UTI ENERGY, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$203,169	$420,642
Accounts receivable, net	919,665	723,277
Inventory	140,750	160,280
Other current assets	108,603	113,892
Total current assets	1,372,187	1,418,091
Property and equipment, net	2,598,413	2,711,037
Goodwill	487,388	487,388
Intangible assets, net	755,241	814,810
Other assets	159,445	139,140
Total assets	$5,372,674	$5,570,466
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$513,173	$470,782
Accrued liabilities	248,334	366,488
Other current liabilities	22,639	26,372
Total current liabilities	784,146	863,642
Long-term debt, net	1,234,173	1,221,038
Deferred tax liabilities, net	203,228	215,818
Other liabilities	44,596	45,253
Total liabilities	2,266,143	2,345,751
Stockholders’ equity:
Stockholders’ equity attributable to controlling interests	3,099,876	3,218,538
Noncontrolling interest	6,655	6,177
Total equity	3,106,531	3,224,715
Total liabilities and stockholders’ equity	$5,372,674	$5,570,466

PATTERSON-UTI ENERGY, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
REVENUES	$1,227,967	$1,117,331	$1,219,320	$2,345,298	$2,499,857
COSTS AND EXPENSES:
Direct operating costs	947,329	849,155	929,363	1,796,484	1,890,777
Depreciation, depletion, amortization and impairment	217,781	218,394	261,858	436,175	493,724
General and administrative	67,505	68,763	64,108	136,268	131,038
Other operating expense (income), net	2,314	(4,664)	(6,523)	(2,350)	(3,141)

Total operating costs and expenses	1,234,929	1,131,648	1,248,806	2,366,577	2,512,398

OPERATING INCOME (LOSS)	(6,962)	(14,317)	(29,486)	(21,279)	(12,541)

OTHER INCOME (EXPENSE):
Interest income	2,902	2,765	1,272	5,667	2,736
Interest expense, net of amount capitalized	(20,398)	(17,485)	(17,645)	(37,883)	(35,342)
Other income (expense)	(3,464)	965	(1,644)	(2,499)	324

Total other income (expense)	(20,960)	(13,755)	(18,017)	(34,715)	(32,282)

INCOME (LOSS) BEFORE INCOME TAXES	(27,922)	(28,072)	(47,503)	(55,994)	(44,823)

INCOME TAX EXPENSE (BENEFIT)	(8,647)	(3,596)	1,194	(12,243)	2,584

NET INCOME (LOSS)	(19,275)	(24,476)	(48,697)	(43,751)	(47,407)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	327	151	447	478	732

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,602)	$(24,627)	$(49,144)	$(44,229)	$(48,139)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS PER COMMON SHARE:
Basic	$(0.05)	$(0.06)	$(0.13)	$(0.12)	$(0.12)
Diluted	$(0.05)	$(0.06)	$(0.13)	$(0.12)	$(0.12)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	380,192	379,587	385,365	379,891	385,940
Diluted	380,192	379,587	385,365	379,891	385,940
CASH DIVIDENDS PER COMMON SHARE	$0.10	$0.10	$0.08	$0.20	$0.16

PATTERSON-UTI ENERGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(43,751)	$(47,407)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization and impairment	436,175	493,724
Deferred income tax expense (benefit)	(12,577)	1,704
Stock-based compensation	12,937	21,867
Net (gain) loss on asset disposals	3,643	(973)
Colombia contract drilling exit costs	20,011	—
Other	61	(1,972)
Changes in operating assets and liabilities	(296,559)	(119,053)
Net cash provided by operating activities	119,940	347,890

Cash flows from investing activities:
Purchases of property and equipment	(272,552)	(306,037)
Proceeds from disposal of assets, including insurance recoveries	14,879	28,344
Other	(1,597)	(11,514)
Net cash used in investing activities	(259,270)	(289,207)

Cash flows from financing activities:
Purchases of treasury stock	(9,478)	(35,849)
Dividends paid	(76,016)	(61,619)
Net proceeds from issuance of senior notes	496,015	—
Repayment of senior notes	(482,505)	—
Payments of finance leases	(3,250)	(4,432)
Other	(1,936)	(10,820)
Net cash used in financing activities	(77,170)	(112,720)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(973)	(1,365)
Net change in cash, cash equivalents and restricted cash	(217,473)	(55,402)
Cash, cash equivalents and restricted cash at beginning of period	420,642	241,293
Cash, cash equivalents and restricted cash at end of period	$203,169	$185,891

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Drilling Services
Revenues	$373,501	$351,717	$403,805	$725,218	$816,665
Direct operating costs	$259,619	$217,861	$254,772	$477,480	$502,401
Adjusted gross profit (1)	$113,882	$133,856	$149,033	$247,738	$314,264
Depreciation, amortization and impairment	$85,490	$83,944	$112,647	$169,434	$197,619
General and administrative	$6,617	$7,097	$4,152	$13,714	$8,097
Other operating expense (income), net	$(962)	$(1,488)	$(8,368)	$(2,450)	$(8,368)
Operating income (loss)	$22,737	$44,303	$40,602	$67,040	$116,916

Operating days – U.S. (2)	8,361	8,301	9,465	16,662	19,038

Capital expenditures	$60,148	$54,421	$55,174	$114,569	$128,632

Completion Services
Revenues	$753,641	$679,587	$719,332	$1,433,228	$1,485,412
Direct operating costs	$630,716	$581,486	$619,083	$1,212,202	$1,276,764
Adjusted gross profit (1)	$122,925	$98,101	$100,249	$221,026	$208,648
Depreciation, amortization and impairment	$108,838	$111,472	$119,774	$220,310	$235,600
General and administrative	$7,230	$7,330	$9,723	$14,560	$21,132
Other operating expense (income), net	$(1,328)	$—	$—	$(1,328)	$—
Operating income (loss)	$8,185	$(20,701)	$(29,248)	$(12,516)	$(48,084)
Capital expenditures	$75,023	$45,101	$68,985	$120,124	$131,158

Drilling Products
Revenues	$91,333	$79,797	$88,390	$171,130	$174,053
Direct operating costs	$54,194	$46,924	$49,335	$101,118	$96,275
Adjusted gross profit (1)	$37,139	$32,873	$39,055	$70,012	$77,778
Depreciation, amortization and impairment	$20,478	$19,846	$23,584	$40,324	$46,460
General and administrative	$8,344	$7,923	$8,651	$16,267	$17,770
Operating income (loss)	$8,317	$5,104	$6,820	$13,421	$13,548
Capital expenditures	$18,711	$15,842	$15,252	$34,553	$33,474

Other (3)
Revenues	$9,492	$6,230	$7,793	$15,722	$23,727
Direct operating costs	$2,800	$2,884	$6,173	$5,684	$15,337
Adjusted gross profit (1)	$6,692	$3,346	$1,620	$10,038	$8,390
Depreciation, depletion, amortization and impairment	$1,639	$1,269	$3,538	$2,908	$9,874
General and administrative	$—	$2	$82	$2	$286
Operating income (loss)	$5,053	$2,075	$(2,000)	$7,128	$(1,770)
Capital expenditures	$1,910	$1,111	$1,802	$3,021	$5,398

Corporate
Depreciation	$1,336	$1,863	$2,315	$3,199	$4,171
General and administrative	$45,314	$46,411	$41,500	$91,725	$83,753
Other operating expense (income), net	$4,604	$(3,176)	$1,845	$1,428	$5,227
Capital expenditures	$132	$153	$2,993	$285	$7,375

Total Capital Expenditures	$155,924	$116,628	$144,206	$272,552	$306,037

(1)Adjusted gross profit, which is considered a non-GAAP financial measure, is defined as revenues less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). See Non-GAAP Financial Measures below for a reconciliation of GAAP gross profit to adjusted gross profit by segment.
(2)Operational data relates to our contract drilling business. A rig is considered to be operating if it is earning revenue pursuant to a contract on a given day.
(3)Other includes our oilfield rentals business, prior to its divestiture in April 2025, and oil and natural gas working interests.

PATTERSON-UTI ENERGY, INC.
Non-GAAP Financial Measures
Adjusted EBITDA Reconciliations
(unaudited, dollars in thousands)

The following table reconciles Net income (loss) per the information below to Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as reported on the unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net income (loss)	$(19,275)	$(24,476)	$(48,697)	$(43,751)	$(47,407)
Income tax expense (benefit)	(8,647)	(3,596)	1,194	(12,243)	2,584
Net interest expense	17,496	14,720	16,373	32,216	32,606
Depreciation, depletion, amortization and impairment	217,781	218,394	261,858	436,175	493,724
Colombia contract drilling exit costs	20,011	—	—	20,011	—
Noncontrolling investment write-down	4,520	—	—	4,520	—
Legal accruals and settlements	—	—	(4,585)	—	(4,585)
Merger and integration expense	—	—	488	—	920
Adjusted EBITDA(1)	$231,886	$205,042	$226,631	$436,928	$477,842

Total revenues	$1,227,967	$1,117,331	$1,219,320	$2,345,298	$2,499,857

Adjusted EBITDA by Operating Segment:
Drilling Services	$128,238	$128,247	$148,664	$256,485	$309,950
Completion Services	117,023	90,771	90,526	207,794	187,516
Drilling Products	28,795	24,950	30,404	53,745	60,008
Other	6,692	3,344	1,538	10,036	8,104
Corporate	(48,862)	(42,270)	(44,501)	(91,132)	(87,736)
Adjusted EBITDA	$231,886	$205,042	$226,631	$436,928	$477,842
(1)Adjusted EBITDA is not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as net income (loss) plus income tax expense (benefit), net interest expense, depreciation, depletion, amortization and impairment expense, exit costs, noncontrolling investment write-down, legal accruals and settlements, impairment of goodwill and merger and integration expense. We present Adjusted EBITDA as a supplemental disclosure because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.
Non-GAAP Financial Measures
Adjusted Gross Profit Reconciliations
(unaudited, dollars in thousands)

The following table reconciles Adjusted gross profit to gross profit, which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted gross profit:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Drilling Services
Revenues	$373,501	$351,717	$403,805	$725,218	$816,665
Less direct operating costs	(259,619)	(217,861)	(254,772)	(477,480)	(502,401)
Less depreciation, amortization and impairment	(85,490)	(83,944)	(112,647)	(169,434)	(197,619)
GAAP gross profit (loss)	28,392	49,912	36,386	78,304	116,645
Depreciation, amortization and impairment	85,490	83,944	112,647	169,434	197,619
Adjusted gross profit (1)	$113,882	$133,856	$149,033	$247,738	$314,264

Completion Services
Revenues	$753,641	$679,587	$719,332	$1,433,228	$1,485,412
Less direct operating costs	(630,716)	(581,486)	(619,083)	(1,212,202)	(1,276,764)
Less depreciation, amortization and impairment	(108,838)	(111,472)	(119,774)	(220,310)	(235,600)
GAAP gross profit (loss)	14,087	(13,371)	(19,525)	716	(26,952)
Depreciation, amortization and impairment	108,838	111,472	119,774	220,310	235,600
Adjusted gross profit (1)	$122,925	$98,101	$100,249	$221,026	$208,648

Drilling Products
Revenues	$91,333	$79,797	$88,390	$171,130	$174,053
Less direct operating costs	(54,194)	(46,924)	(49,335)	(101,118)	(96,275)
Less depreciation, amortization and impairment	(20,478)	(19,846)	(23,584)	(40,324)	(46,460)
GAAP gross profit (loss)	16,661	13,027	15,471	29,688	31,318
Depreciation, amortization and impairment	20,478	19,846	23,584	40,324	46,460
Adjusted gross profit (1)	$37,139	$32,873	$39,055	$70,012	$77,778

Other
Revenues	$9,492	$6,230	$7,793	$15,722	$23,727
Less direct operating costs	(2,800)	(2,884)	(6,173)	(5,684)	(15,337)
Less depreciation, depletion, amortization and impairment	(1,639)	(1,269)	(3,538)	(2,908)	(9,874)
GAAP gross profit (loss)	5,053	2,077	(1,918)	7,130	(1,484)
Depreciation, depletion, amortization and impairment	1,639	1,269	3,538	2,908	9,874
Adjusted gross profit (1)	$6,692	$3,346	$1,620	$10,038	$8,390
(1)Adjusted gross profit is considered a non-GAAP financial measure. We define “Adjusted gross profit” as revenues less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). Adjusted gross profit is included as a supplemental disclosure because it is a useful indicator of our operating performance.

PATTERSON-UTI ENERGY, INC.
Non-GAAP Financial Measures
Adjusted Gross Profit Reconciliations
(unaudited, dollars in thousands)

Three Months Ended
June 30,
2026
Drilling Services
Adjusted gross profit (1)	$113,882
Colombia contract drilling exit costs	20,011
Adjusted gross profit excluding Colombia contract drilling exit costs	$133,893
(1)Adjusted gross profit is considered a non-GAAP financial measure. We define “Adjusted gross profit” as revenues less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). Adjusted gross profit is included as a supplemental disclosure because it is a useful indicator of our operating performance.

PATTERSON-UTI ENERGY, INC.
Non-GAAP Financial Measures
Adjusted Net Income (Loss) and Adjusted Earnings Per Share
(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2026
	As Reported		Adjusted (1)
	Total	Per Share	Total	Per Share
Net income (loss) attributable to common stockholders as reported	$(19,602)	$(0.05)	$(19,602)	$(0.05)

Reverse certain items:
Colombia contract drilling exit costs (included in direct operating costs)			20,011
Colombia contract drilling exit costs (included in depreciation, amortization and impairment)			995
Noncontrolling investment write-down			4,520

Income tax expense (benefit)			(5,360)

Adjusted net income (loss) (1)	$(19,602)	$(0.05)	$564	$0.00

Weighted average number of common shares outstanding, excluding non-vested shares of restricted stock	380,192		380,192
Add dilutive effect of potential common shares	—		4,607
Weighted average number of diluted common shares outstanding	380,192		384,799

Federal statutory tax rate			21.0%
(1)We define adjusted net income (loss) as net income (loss) attributable to common stockholders as reported, excluding exit costs and noncontrolling investment write-down. We present adjusted net income (loss) in order to convey to investors our performance on a basis that, by excluding the items listed above, is more comparable to our net income (loss) reported in previous periods. Adjusted net income (loss) should not be construed as an alternative to GAAP net income (loss).